UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Cornerstone Realty Fund, LLC
(Exact name of Registrant as specified in its charter)

California	33-0827161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, California	92614
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-76609, 333-107750

Securities to be registered pursuant to Section 12(g) of the Act:

Units of Limited Liability Company Interests
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  Description of Registrant’s Securities to be Registered.

The description of the securities to be registered that appears under the caption “Summary of the Operating Agreement” on pages 44 through 48 contained in the prospectus constituting Part I of the Registrant’s Post-Effective Amendment No. 3 to Registration Statement on Form S-11 (No. 333-107750 ), filed under the Securities Act of 1933, as amended, on July 21, 2005 is hereby incorporated by reference in answer to this item.

ITEM 2.  Exhibits.

The following exhibits to this Registration Statement have been filed as exhibits to the Registrant’s registration statement on Form S-11 and are hereby incorporated herein by reference.

Exhibit Number	Description
3.1	Articles of Organization (incorporated by reference to Registration Statement on Form S-11, File No. 333-76609, filed April 20, 1999).

3.2	Operating Agreement (incorporated by reference to Pre-Effective Amendment No. 3 to Registration Statement on Form S-11, File No. 333-76609, filed June 14, 2000).

3.3

Amendment to Articles of Organization filed August 18, 1999 (incorporated by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-11, File No. 333-76609, filed February 4, 2000).

3.4

Amendment to Articles of Organization of the Fund filed January 26, 2000 (incorporated by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-11, File No. 333-76609, filed February 4, 2000).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

March 29, 2006	CORNERSTONE REALTY FUND, LLC

	By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC its Managing Member

		By:	CORNERSTONE VENTURES, INC. its Manager

			By	/s/ SHARON C. KAISER
Sharon C. Kaiser, Chief Financial Officer